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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                  ------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):


                                  July 2, 2007


                             DYNATRONICS CORPORATION

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-12697

                Utah                                       87-0398434

   (State or other jurisdiction of                (IRS Employer Identification

           incorporation)                                    Number)

                              7030 Park Centre Dr.
                           Salt Lake City, Utah 84121
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 568-7000

   Former name or former address, if changed since last report: Not Applicable



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01     Entry into a Material Definitive Agreement.

On July 2, 2007, Dynatronics Corporation, a Utah corporation (the "Company"), and its a wholly owned subsidiary, Dynatronics Distribution Company, a Utah limited liability company ("Merger Sub"), entered into and closed the following separately negotiated Agreements and Plans of Merger (the "Merger Agreements") which may be deemed to be material to the Company:

         1. Agreement and Plan of Merger by and among the Company, Merger Sub, and Responsive Providers, Inc., a Texas corporation ("RPI"), dated July 2, 2007, pursuant to which RPI was merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation.

         2. Agreement and Plan of Merger by and among the Company, Merger Sub, and Therapy and Health Care Products, Inc., an Ohio corporation ("THCP"), dated July 2, 2007, pursuant to which THCP was merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation.

         3. Agreement and Plan of Merger by and among the Company, Merger Sub, and Cyman Therapy Products, Inc., a Michigan corporation ("Cyman"), dated July 2, 2007, pursuant to which Cyman was merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation.

RPI, THCP, and Cyman (the "Acquired Companies") are private companies. Each has been a key independent, non-affiliated distributor of the Company's medical products and devices. Pursuant to the Merger Agreements, in the aggregate, all of the outstanding stock of the Acquired Companies was converted into the right to receive $4.6 million in total consideration, comprised of $2,081,000 in cash, and 2,290,000 restricted shares of the Company's common stock. The cash portion of the consideration paid in the transactions was funded in part by a new loan from Zions Bank Corporation in the amount of $3,000,000, and partly by cash reserves and existing lines of credit.


Item 2.01.    Completion of Acquisition or Disposition of Assets.


Of the Merger Agreements identified in Item 1.01 above, the signing and closing of the Merger Agreement with RPI described above under item 1.01 may be deemed to constitute the completion of an acquisition by the Company under Item 2.01 of Form 8-K, and such information is incorporated by reference in this Item 2.01.


Item 3.02     Unregistered Sales of Equity Securities.

In connection with the Merger Agreements disclosed in Item 1.01 of this Report, together with certain additional non-material agreements not included in the foregoing Items, effective July 2, 2007 the Company issued 3,061,591 shares (the "Shares") of its restricted common stock to the shareholders of the Acquired Companies, and to certain additional shareholders of two additional companies acquired by the Company (the "Additional Companies"). The Company issued the Shares as partial consideration for all of the outstanding stock of the Acquired Companies and the Additional Companies. The Company believes that the issuance of the Shares was exempt from registration and prospectus delivery requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act, and in reliance on the exemption from registration provided by Rule 506 under the Act.. The Shares were issued directly by the Company and did not involve a public offering or general solicitation. Each recipient of the Shares received or had effective access to files and records of the Company that contained the relevant information needed to make his investment decision, including the Company's financial statements and periodic reports filed with the Commission. The Company has reasonable belief that each recipient of the Shares, individually or together with his purchaser representative, has such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of his acquisition of the Shares.



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Item 7.01.    Regulation FD Disclosure.

On July 2, 2007, the Company issued a press release announcing the Merger Agreements, the Acquisition of the Additional Companies, and the acquistion of Rajala Therapy Sales Associates, a California corporation. A copy of the press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.


Item 9.01     Financial Statements and Exhibits.

         (d)      Exhibits.

         99.1     Press Release issued by Dynatronics Corporation on July 2,
                  2007.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DYNATRONICS CORPORATION




                                          By:  /s/ Kelvyn H. Cullimore, Jr.
                                               ----------------------------
                                          Kelvyn H. Cullimore, Jr.
                                          Chairman and President




Date:  July 9, 2007










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